AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2005

REGISTRATION NO. 333-124170

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL SHIPPING ENTERPRISES, INC.		NAVIOS MARITIME HOLDINGS INC.
(Exact name of registrant and co-registrant as specified in their charters)
DELAWARE (State or other jurisdiction of incorporation or organization)	57-1212493 (I.R.S. Employer Identification No.)	REPUBLIC OF MARSHALL ISLANDS (State or other jurisdiction of incorporation or organization)	98-0384348 (I.R.S. Employer Identification No.)

6770
(Primary Standard Industrial Classification Code Number)

1225 FRANKLIN AVENUE, SUITE 325, GARDEN CITY, NEW YORK 11530    (516) 240-8025

(Address, including zip code, and telephone number,

including area code of registrant’s and co-registrant’s principal executive offices)

Angeliki Frangou

Chief Executive Officer

c/o International Shipping Enterprises, Inc.

1225 Franklin Avenue, Suite 325 Garden City, New York 11530

(516) 240-8025

(Name, address, including zip code, and telephone number,

including area code of agent for service)

WITH COPIES TO:

Kenneth R. Koch, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

(212) 935-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	MAXIMUM AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.0001 per share	39,900,000 shares	$5.83	$232,617,000	$27,380	(3)

(1)	This Registration Statement covers the maximum number of shares of common stock, par value $0.0001, that will be issued by Navios Maritime Holdings Inc., the company that will be International Shipping’s wholly-owned subsidiary immediately after the acquisition of Navios Maritime Holdings Inc., which will then be a wholly-owned subsidiary, and immediately prior to the reincorporation, all as described herein. At the time of the reincorporation, these shares will be issued by Navios Maritime Holdings Inc. in connection with the merger of International Shipping into its then wholly-owned subsidiary, the co-registrant, in order to effectuate the reincorporation of International Shipping.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and (3) and Rule 457(c) of the Securities Act, based on the market value of the registrant’s common stock to be issued in the reincorporation merger, as established by the average of the high and low sale prices of the registrant’s common stock on April 15, 2005 on the Over-the-Counter Bulletin Board, which was $5.83, and the maximum number of shares of common stock of what will be the registrant’s wholly-owned subsidiary to be issued.
(3)	Previously paid.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have obtained director and officer liability insurance to cover liabilities of our directors and officers that may occur in connection with their services to us, including matters arising under the Securities Act of 1933. Our certificate of incorporation and bylaws also provide that we will indemnify and advance expenses to, to the fullest extent permitted by the Delaware General Corporation Law, any of our directors and officers, against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

3.1	Amended and Restated Certificate of Incorporation.*

3.2	Bylaws.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.*

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands Counsel to the Company, as to the validity of the shares.††

8.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. re: tax matters.†††

10.1	Letter Agreement among the Company, Sunrise Securities Corp. and Angeliki Frangou.*

10.2	Letter Agreement among the Company, Sunrise Securities Corp. and Vasiliki Papaefthymiou.*

10.3	Letter Agreement among the Company, Sunrise Securities Corp. and Spyridon Magoulas.*

10.4	Letter Agreement among the Company, Sunrise Securities Corp. and Julian David Brynteson.*
10.5	Letter Agreement among the Company, Sunrise Securities Corp. and John Stratakis.*

10.6	Letter Agreement among the Company, Sunrise Securities Corp. and Dragan Topalovich.*

10.7	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.*

10.8	Form of Stock Escrow Agreement between the Company, Continental Stock Transfer & Trust Company and the Initial Stockholders.*

10.9	Office Service Agreement between SCORY LLC d/b/a The Intelligent Office and the Company dated September 14, 2004.*

10.10	Promissory Note, dated September 23, 2004, issued to Angeliki Frangou in the amount of $225,000.*

10.11	Promissory Note, dated September 15, 2004, issued to Angeliki Frangou in the amount of $4,167.*

10.12	Form of Registration Rights Agreement among the Company and the Initial Stockholders.*

10.13	Warrant Purchase Agreement between Angeliki Frangou and Sunrise Securities Corp.*

10.14	Stock Purchase Agreement, dated as of February 28, 2005, by and among the Company, Navios Maritime Holdings, Inc (“Navios”), the Shareholders’ agent and the Shareholders of Navios.**

10.14.1	List of omitted schedules to the Stock Purchase Agreement identified in Exhibit 10.14.†††(1)

10.15	Letter Agreement between the Company and Frangou, dated as of February 28, 2005.**

10.16	Form of Promissory Note with Angeliki Frangou.**

10.17	Facilities Agreement for International Shipping Enterprises, Inc. with HSH Nordbank AG dated July 12, 2005.*** (The Registrant will furnish supplementally a copy of any omitted schedule to the commission upon request)

10.18	Amendment to the Stock Purchase Agreement dated May 27, 2005 ****

10.19	Second Amendment to the Stock Purchase Agreement dated July 14, 2005 ***

23.1	Consent of Goldstein Golub Kessler LLP†††

23.2	Consent of PricewaterhouseCoopers †††

23.3	Consent of Reeder & Simpson P.C. ††(see Exhibit 5.1)

23.4	Consent of Drewry Shipping Consultants.†††

24	Powers of Attorney.†††

99.1	Proxy Card for Special Meeting.†††

*	Incorporated by reference to exhibits of the same number filed with the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-119719).
**	Incorporated by reference to exhibits of the same number filed with the Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A filed on April 18, 2005.
***	Incorporated by reference to the Current Report on Form 8-K dated July 12, 2005 and filed on July 15, 2005.
****	Incorporated by reference to the Current Report on Form 8-K dated May 27, 2005 and filed on June 3, 2005.
(1)	In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly describing the schedules is filed herewith. The Registrant will furnish supplementally a copy of any omitted schedule to the commission upon request.
††	Filed herewith.
†††	Previously filed.

b) Financial Statement Schedule(s):

All schedules are omitted for the reason that the information is included in the financial statements or the notes thereto or that they are not required or are not applicable.

ITEM 22. UNDERTAKINGS.

The undersigned Registrants hereby undertake:

- to file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

- that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

- to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

- that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

- to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

- to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

- that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

- that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on July 20, 2005.

INTERNATIONAL SHIPPING ENTERPRISES, INC.

NAVIOS MARITIME HOLDINGS INC., (as successor by merger to International Shipping Enterprises, Inc.)

By:	/s/ ANGELIKI FRANGOU
Angeliki Frangou Chairman, Chief Executive Officer & President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed below by the following persons for both International Shipping Enterprises, Inc. and Navios Maritime Holdings Inc., as successor by merger to International Shipping Enterprises, Inc. in their capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ANGELIKI FRANGOU Angeliki Frangou	Chairman of the Board, Chief Executive Officer and President (Principal Executive, Financial and Accounting Officer)	July 20, 2005

* Vasiliki Papaefthymiou	Secretary and Director	July 20, 2005

* Spyridon Magoulas	Director	July 20, 2005

* Julian David Brynteson	Director	July 20, 2005

* John Stratakis	Director	July 20, 2005

*	By executing her name hereto, Angeliki Frangou is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By:	/S/ ANGELIKI FRANGOU
Angeliki Frangou